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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Advance Floor Decorators, Inc., a Michigan corporation

Bailey & Roberts CarpetMax of Tennessee, Inc., a Tennessee corporation

Flooring America Franchising, L.P., a Georgia limited partnership

C&S Textiles, Inc., an Idaho corporation

CarpetMAX Retail Stores, Inc., a Delaware corporation

CarpetMAX of Utah, Inc., a Utah corporation

CarpetsPlus of America, Inc., a Georgia corporation

Colorado Carpet & Rugs, Inc., a Colorado corporation

Everythingdecor, Inc., a Georgia corporation

Floor Source Distributors, Inc., a Georgia corporation

4 Floors, Inc., an Ohio corporation

GCO Carpet Outlet, Inc., an Alabama corporation

GCO, Inc., a Nevada corporation

Investor Management, Inc., an Alabama corporation

Karen's Inc., a Michigan corporation

Manasota Carpet, Inc., a Florida corporation

Maxim Equipment Leasing Company, Inc., a Georgia corporation

Maxim Industries, Inc., a Delaware corporation

Maxim Retail Group, Inc., a Georgia corporation

Maxim Retail Stores, Inc., a Georgia corporation

Tri-R of Orlando, Inc., a Georgia corporation

Wadsworth & Owens Decorating Center, Inc., a Florida corporation